FORM 8-K - CURRENT REPORT

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549




                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) September 10, 1997

                         PREFERRED PROPERTIES FUND 80
            (Exact name of registrant as specified in its charter)


             California                0-9508                94-2599964
    (State or other jurisdiction    (Commission           (I.R.S. Employer
           incorporation)           File Number)           Identification
                                                              Number)


    One Insignia Financial Plaza
        Post Office Box 1089
     Greenville, South Carolina                                 29602
(Address of principal executive offices)                      (Zip Code)


      Registrant's telephone number, including area code (864) 239-1000

                                      N/A
         (Former name or former address, if changed since last report)


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS.

The Registrant sold Creekside Business Park on September 10, 1997. Creekside Business Park was sold to DL Creekside Business Park, LLC, an unrelated party, for $9,200,000.

The Managing General Partner is currently evaluating its cash needs to determine what portion of the net proceeds can be distributed to its partners in the near future.

ITEM 5.   OTHER EVENTS.

On September 12, 1997, the Registrant entered into definitive settlement agreements resolving, subject to court approval, the claims asserted in the litigation entitled Dorothy M. Kaufman, et al. v. Northern Trust Bank of California, et al., and related claims for indemnity on the terms previously reported in the Registrant's report on Form 10-QSB for the quarter ended June 30, 1997.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

(b)        Pro forma financial information.

The required pro forma financial information will be provided in the Registrant's quarterly report on Form 10-QSB for the quarter ended September 30, 1997.

(c)        Exhibits

10.4 Agreement of Purchase and Sale between Registrant and DL Creekside Business Park, LLC dated July 31, 1997.

10.5 First Amendment to Agreement of Purchase and Sale between Registrant and DL Creekside Business Park, LLC dated August 15, 1997.

10.6 Second Amendment to Agreement of Purchase and Sale between Registrant and DL Creekside Business Park, LLC dated August 27, 1997.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           PREFERRED PROPERTIES FUND 80

                           By:  MONTGOMERY REALTY COMPANY-80
                                Its General Partner

                                 By:   Fox Realty Investors
                                       Its Managing General Partner

                                 By:   NPI EQUITY INVESTMENT II, INC.
                                       Its Managing General Partner

                           By:  /s/ William H. Jarrard, Jr.
                                President and Director

                           Date: September 25, 1997